Exhibit 10.11

                                                                  Execution Copy

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

        AGREEMENT made as of the 18th day of June, 1997, as amended and restated as of the 17th day of June, 1998 and the 18th day of May, 1999 by and between IPSWICH SAVINGS BANK, a Massachusetts-chartered saving bank, with its main office in Ipswich, Massachusetts (the "Bank") and Francis Kenney of North Andover, Massachusetts (the "Executive").

                                   WITNESSETH

        WHEREAS, in recognition of the Executive's contribution to the growth and success of the Bank, the parties hereto desire to provide for the Executive's continued employment by the Bank by entering into this Employment Agreement;

        NOW THEREFORE, in consideration of the mutual covenants contained herein, the Bank and the Executive agree as follows:

        1 . Employment. The Bank agrees to employ the Executive for the purpose of serving as its Senior Vice President and Chief Financial Officer, on the terms and conditions hereinafter set forth.

        2 . Capacity. The Executive shall serve the Bank as Senior Vice President, Treasurer and Chief Financial Officer, subject to his election by the Bank's Board of Directors. In addition, upon completion of the presently-pending "Holding Company Reorganization" (as such term is defined in Section 27) the Executive shall serve as Senior Vice President and Chief Financial Officer of Ipswich Bancshares (the "Company"), subject to his election by the Company's Board of Directors. Unless otherwise determined by the Board of Directors of the Company, the Executive shall not be entitled to compensation in addition to the compensation set forth in Section 4 of this Agreement as a result of his serving as an officer of the Company.

        3 . Effective Date and Term. The commencement date (the "Commencement Date") of this Agreement shall be June 18, 1997. The initial term of the Executive's employment hereunder shall be for eighteen months from the Commencement Date. The parties intend that, at any point in time during the Executive's employment hereunder, the then-remaining term of his employment under this Agreement shall be eighteen months. Accordingly, the term of employment shall be automatically extended by one day for each day that the Executive remains employed by the Bank. The last day of such term as so extended from time to time is herein sometimes referred to as the "Expiration Date"; provided that, for purposes of Section 11, the "Expiration Date" shall be the eighteen month anniversary of (i) the date on which the Board designates another executive to act in the Executive's place under Section 11, or (ii) the Long Term Disability Date (as defined in Section 11), whichever is earlier.

        4 . Compensation and Benefits. The regular compensation and benefits payable to the Executive under this Agreement shall be as follows:

            (a) Salary. For all services rendered by the Executive under this Agreement, the Bank shall pay the Executive a base salary at the rate of $65,000 per year, subject to increase from time to time in accordance with the usual practice of the Bank with respect to review of compensation of its senior executives. In addition, if the Board increases the Executive's annual base salary at any time before the Expiration Date, such increased annual base salary shall become a floor below which such annual base salary shall not fall at any future time during the term of the Executive's employment without his written consent. The Executive's salary shall be payable in periodic installments in accordance with the Bank's usual practice for its senior executives.

            (b) Regular Benefits. The Executive shall also be entitled to participate in any and all employee benefit plans, medical insurance plans, disability income plans, retirement plans, bonus incentive plans, and other benefit plans from time to time in effect for senior executives of the Bank. Such participation shall be subject to (i) the terms of the applicable plan documents, (ii) generally applicable policies of the Bank and (iii) the discretion of the Board of Directors of the Bank or any administrative or other committee provided for in or contemplated by such plan. Nothing paid to the Executive under any plan, policy or arrangement currently in effect or made available in the future shall be deemed to be in lieu of other compensation to the Executive as described in this Agreement.

            (c) Business Expenses. The Bank shall reimburse the Executive for all reasonable travel and other business expenses incurred by him in the performance of his duties and responsibilities, subject to such reasonable requirements with respect to substantiation and documentation as may be specified by the Bank.

            (d) Vacation. The Executive shall be entitled to not less than three
(3) weeks of vacation per year, to be taken at such times and intervals as shall be determined by the Executive with the approval of the Bank, which approval shall not be unreasonably withheld.

            (e) No Impact on Options. Nothing in this Agreement shall have any affect on the Executive's rights under stock options granted to the Executive pursuant to the Bank's stock option plans.

        5 . Extent of Service. During his employment hereunder, the Executive shall, subject to the direction and supervision of the Board of Directors of the Bank, devote his full time, best efforts and business judgment, skill and knowledge to the advancement of the Bank's interests and to the discharge of his duties and responsibilities hereunder. He shall not engage in any other business activity, except as may be approved by the Board of Directors; provided, however, that nothing herein shall be construed as preventing the Executive from:

            (a) investing his assets in a manner not prohibited by Section 12 hereof, and in such form or manner as shall not require any material services on his part in the operations or affairs of the companies or the other entities in which such investments are made;

            (b) serving on the board of directors of any company, subject to the prohibitions set forth in Section 12 and provided that he shall not be required to render any material services with respect to the operations or affairs of any such company; or

            (c)  engaging  in  religious,   charitable  or  other  community  or
        non-profit activities which do not impair his ability to fulfill his duties and responsibilities under this Agreement.

        6 . Termination Upon Death. In the event of the Executive's death during the Executive's employment hereunder, the Bank shall pay to the Executive's beneficiary designated in writing to the Bank prior to his death (or to his estate, if he fails to make such designation), (i) any base salary or other compensation earned (together with a pro rata portion of the bonus payable with respect to the year in which death occurred) but not paid to Executive prior to the date of death, plus (ii) the base salary that Executive would have earned for a period of six (6) months following his death, plus (iii) a pro rata portion of any bonuses or other incentive compensation that Executive would have earned if he had been employed for the full fiscal year in which he died, payable at the time of payment of similar bonuses made to other Executives of the Bank, plus (iv) any death benefits that Executive is entitled to under the Bank's policies in effect on Executive's date of death.

        7 .  Termination by the Bank for Cause.

            (a) Termination of Employment. The Executive's employment hereunder may be terminated by the Bank for Cause without further liability on the part of the Bank, effective immediately, by a vote of a majority of all of the members of the Executive Committee and a majority of all of the members of the Board of Directors of the Bank. The Bank shall provide the Executive with written notice setting forth in reasonable detail the nature of such Cause.

            (b) Cause. For purposes of this Agreement a termination shall be a termination for "Cause" only if the termination is for fraud, misappropriation or embezzlement in the Executive's performance of his duties as an employee of the Bank or any subsidiary or affiliate thereof, or conviction of the Executive of a crime involving moral turpitude.

        8 .  Termination by the Executive.

            (a) Termination by the Executive for Good Reason. The Executive may terminate his employment hereunder for Good Reason at any time by delivery of written notice to the Bank within the one year period commencing upon the occurrence of the Good Reason. Unless otherwise agreed to by the Bank, such termination shall not be effective until thirty (30) days after such written notice is delivered.

            (b) Good Reason. For purposes of this Agreement, the term "Good Reason" shall mean:

                     (1) the failure of the Board of Directors of the Company to elect the Executive to the office of Chief Financial Officer, or to continue the Executive in such office, or the failure of the Board of Directors of the Bank to elect the Executive to the office of Chief Financial Officer, or to continue the Executive in such office;

                     (2) the failure by the Bank to comply with the provisions of Section 4(a);

                     (3) a material breach by the Bank of any of the provisions of this Agreement which failure or breach shall have continued for thirty (30) days after written notice from the Executive to the Bank specifying the nature of such failure or breach.

In addition,"Good Reason" shall include the following events but only if they shall occur within two years following a Change in Control:

                     (4) the failure by the Bank to continue to provide the Executive with benefits substantially similar to those available to the Executive under any of the life insurance, medical, health and accident, or disability plans or any other material benefit plans in which the Executive was participating at the time of the Change in Control, or the taking of any action by the Bank which would directly or indirectly materially reduce any of such benefits, or the failure by the Bank to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Bank in accordance with the Bank's normal vacation policy in effect at the time of the Change in Control;

                     (5) A reasonable determination by the Executive that, as a result of a Change in Control, he is unable to exercise the responsibilities, authorities, powers, functions or duties exercised by the Executive immediately prior to such Change in Control;

                     (6) A reasonable determination by the Executive that, as a result of a Change in Control, his working conditions have significantly worsened; or

                     (7) the failure of the Bank to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement.

            (c) Change in Control. For the purposes of this Agreement "Change in Control" shall mean the occurrence of any one or more of the following four events:

                     (1) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than the Company or the Bank, becomes a "beneficial owner" (as such term is defined in Rule 13d-3 as promulgated under the Securities Exchange Act of 1934) directly or indirectly of securities representing 25% or more of the total number of votes that may be cast for the election of Directors of the Company or the Bank and two thirds of the Board of Directors of the Company or the Bank (the "Board") has not consented to such event prior to its occurrence or within sixty (60) days thereafter, provided that if the consent occurs after the event, it shall only be valid for the purposes of this paragraph (i) if a majority of the consenting Board is comprised of Directors of the Company or the Bank who were Directors of the Company or the Bank immediately prior to the event;

                     (2) Within two years after a merger, consolidation or sale of assets involving the Company or the Bank, or a contested election of a Company or a Bank Director, or any combination of the foregoing, the individuals who were Directors of the Company or the Bank immediately prior thereto shall cease to constitute a majority of the Board;

                     (3) Within two years after a tender offer or exchange offer for voting securities of the Company or the Bank (other than by the Company or the Bank), the individuals who were Directors of the Company or the Bank immediately prior thereto shall cease to constitute a majority of the Board.

        Under  no  circumstances   shall  the  Holding  Company   Reorganization
constitute a Change in Control.

            (d) Voluntary Termination. The Executive may, upon thirty (30) days prior written notice to the Bank, effect a Voluntary Termination of his employment hereunder. A "Voluntary Termination" shall mean a termination of employment by the Executive on his own initiative other than (a) a termination due to death or disability, or (b) a termination for Good Reason.

        9 . Termination by the Bank Without Cause. The Executive's employment with the Bank may be terminated without cause only by a majority vote of all of the members of the Board of Directors of the Bank on written notice to the Executive.

        10 . Certain Termination Benefits. In the event of termination by the Executive for Good Reason pursuant to Section 8(a) or termination by the Bank without cause pursuant to Section , the Executive shall be entitled to the following benefits:

            (a) Severance Payments. The Executive shall be entitled to a lump sum payment, payable within 30 days of the last day of his employment, equal to the sum of the following:

                (1) Payment for Services Already Rendered. An amount equal to the sum of (a) the Executive's base salary for the period through the date of termination, plus (b) the Executive's pro rata share (based on the number of whole or partial months during which the Executive was employed in the year of termination divided by 12) of the annual bonus paid during the fiscal year preceding the termination of employment, plus (c) all accrued vacation; plus

                (2) Severance Pay. In the event of termination of employment by either the Executive for Good Reason pursuant to Section 8(a) or the Bank without cause pursuant to Section 9, the Executive shall be entitled to a severance benefit equal to 150% of the sum of (x) the annual bonus paid to the Executive during the fiscal year preceding the termination of employment and (y) the Executive's then current annual base salary.

            (b) Benefit Continuation. For the period subsequent to the date of termination until the Expiration Date, the Executive shall continue to receive all benefits described in Section 4(b) above existing on the date of termination. For purposes of application of such benefits the Executive shall be treated as if he had remained in the employ of the Bank, with a total annual salary at the rate in effect on the date of termination, and service credits will continue to accrue during such period as if the Executive had remained in the employ of the Bank.

        If, in spite of the provisions of this Section 10(b), benefits or service credits under any benefit plan shall not be payable or provided under any such plan to the Executive, or to the Executive's dependents, beneficiaries or estate, because the Executive is no longer deemed to be an employee of the Bank, the Bank itself shall pay for, or provide for payment of, such benefits and service credits for such beneficiaries to the Executive, or to the Executive's dependents, beneficiaries or estate.

            (c) No Duty to Mitigate. In the event of termination of the Executive's employment, the Executive shall be under no obligation to seek other employment or to mitigate damages and there shall be no offset against any amounts due the Executive under this Agreement for any reason, including, without limitation, on account of any remuneration attributable to any subsequent employment that the Executive may obtain.

            (d) No Benefits Upon Voluntary Termination or Termination for Cause. In the event of Voluntary Termination pursuant to Section 8(d) or termination of the Executive's employment for Cause pursuant to Section 7, all obligations of the Bank under this Agreement shall terminate as of the date of termination, but vested rights of the parties hereunder shall not be affected.

        11 . Disability. If, due to physical or mental illness, the Executive shall be disabled so as to be unable to perform substantially all of his duties and responsibilities hereunder, the Bank, acting through its Board of Directors, may designate another executive to act in his place during the period of his disability, but such action by the Bank shall constitute Good Reason if it occurs after a Change in Control. Notwithstanding any such designation, the Executive shall continue to receive his full salary and benefits under Section 4 of this Agreement until the earlier of (X) the Expiration Date, or (Y) the date on which he becomes eligible for disability income under the Bank's long term disability income plan ("Long Term Disability Date"). While receiving disability payments under such plan the Executive shall, until the Expiration Date, receive a salary from the Bank which will equal seventy (70%) percent of the Executive's Cash Compensation (as defined below) as of the Long Term Disability Date, when combined with the Executive's disability income payments under the Bank's group long term disability plan. The Executive shall also continue to participate in the Bank's benefit plans and to receive other benefits as specified in Section 4 until the Expiration Date. Nothing contained in this Section 11 shall preclude the Bank from terminating the Executive's employment without cause pursuant to
Section 9, subject to its payment of benefits as provided in Section 10.

        The term "Cash Compensation" shall mean the Executive's annual base salary as of the Long Term Disability Date plus the annual cash bonus paid to the Executive during the fiscal year preceding the Long Term Disability Date.

        12 . Noncompetition. During the Executive's employment by the Bank hereunder and during a period of one year following the date of termination of his employment with the Bank for any reason, the Executive will not, directly or indirectly whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, or through any Person (as hereafter defined), compete in the Bank's market area (defined as Essex County, Massachusetts) with the banking or any other business conducted by the Bank or any Subsidiary during the period of his employment hereunder, nor will he attempt to hire any employee of the Bank, assist in such hiring by any other Person, encourage any such employee to terminate his or her relationship with the Bank or to conduct with any other Person any business or activity which such customer conducts or could conduct with the Bank.

For purposes of this Section 12, the Executive shall not be deemed to be competing with the Bank if he is employed outside of the Bank's market area for a bank or corporation which has its headquarters outside of the Bank's market area, even if such bank or corporation has a branch or office in the Bank's market area. Notwithstanding the foregoing, this Section 12 will have no further force and effect if, within two years following the occurrence of a Change in Control (as defined in Section ), the Executive terminates his employment for Good Reason pursuant to Section 8 (a) or the Bank terminates the Executive's employment without cause pursuant to Section 9.

        13 . Confidential Information. The Executive will not disclose to any other Person (except as required by applicable law or in connection with the performance of his duties and responsibilities hereunder), or use for his own benefit or gain, any confidential information of the Bank obtained by him incident to his employment with the Bank. The term "confidential information" includes, without limitation, financial information, business plans, prospects and opportunities (such as lending relationships, financial product developments, or possible acquisitions or dispositions of business or facilities) which have been discussed or considered by the management of the Bank but does not include any information which has become part of the public domain by means other than the Executive's nonobservance of his obligations hereunder.

        14 .  Post-Termination Obligations.

            (a) Upon termination of the Executive's employment for any reason, the Executive shall act at all times in an ethical manner with regard to, and shall take no action which directly or indirectly has or could reasonably be expected to have the effect of terminating or otherwise adversely affecting the relationship of the Bank with any employees of, or others with business or advantageous relationships with, the Bank or any of its affiliates.

            (b) During the term of the Executive's employment hereunder and for one (1) full year after the termination thereof for any reason, or subject to ordinary court process, the Executive shall, upon reasonable notice, use his reasonable best efforts to cooperate with the Bank by providing such information and assistance to the Bank as may reasonably be required by the Bank at the Bank's expense in connection with any litigation not commenced by or involving the Executive in which the Bank is, or may become, a party.

        15 . Relief; Interpretation. The Executive agrees that the Bank shall be entitled to injunctive relief for any breach by him of the covenants contained in Sections 12, 13 and 14. In the event that any provision of the foregoing Sections shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a period of time, too large a geographic area, or too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area, or range of activities as to which it may be enforceable. For purposes of Sections 12, 13 and 14, the term "Bank" shall mean the Bank and its subsidiaries and affiliates.

        16 . Withholding. All payments made by the Bank under this Agreement shall be net of any tax or other amounts required to be withheld by the Bank under applicable law.

        17 . Indemnification. The Bank shall indemnify and hold harmless the Executive (and his heirs, executors and administrators) to the fullest extent permitted by applicable law, regulations, regulatory bulletin, and/or any other regulatory requirement, as the same exists or may hereafter be promulgated or amended, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive as a consequence of the Executive being or having been made a party to, or being or having been involved, in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the Executive is or was a director or officer of the Bank or is or was serving at the request of the Bank as a trustee, director or officer or of another corporation (including, but not limited to, a subsidiary or an Affiliate of the Bank), and such indemnification shall continue after the Executive shall cease to be an officer, director or trustee. The right to indemnification conferred hereby shall be a contract right and shall also include, to the extent permitted by applicable law or regulation, the right to be paid by the Bank the expenses incurred in defending any such proceeding in advance of the final disposition upon receipt by the Bank of an undertaking by or on behalf of the Executive to repay such amounts or a portion thereof, if it shall ultimately be determined that the Executive is not entitled to be indemnified by the Bank pursuant hereto or as otherwise authorized by law but such repayment by the Executive shall only be in an amount ultimately determined to exceed the amount to which the Executive was entitled to be indemnified.

        18 . Code Section 280G Reduction. Notwithstanding any other provisions of this Agreement or of any other agreement, contract, understanding, plan or program entered in to or maintained by the Bank, if any payment or benefit received or to be received by the Executive in connection with the termination of the Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with (a) the Bank or any Affiliate, Parent or Subsidiary of the Bank, or (b) any person affiliated with the Bank or any such person) (all such payments and/or benefits, including the payments and benefits, if any, under this Agreement, being hereinafter referred to as the "Total Payments") would subject the Executive to an Excise Tax (as defined below), and if such Total Payments less the Excise Tax is less than the maximum amount of Total Payments which would otherwise be payable to the Executive without imposition of an Excise Tax, then, to the extent necessary to eliminate the imposition of an Excise Tax (and after taking into account any reduction in the Total Payments provided by reason of Section 280G of the Code in such other plan, arrangement or agreement), (i) the cash and non-cash payments and benefits payable under this Agreement shall first be reduced (but not below zero),and
(ii) all other cash and non-cash payments and benefits shall next be reduced (but not below zero); but only if, by reason of any such reduction, the Total Payments with any such reduction shall exceed the Total Payments without any such reduction. For purposes of this Section 18, (A) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have effectively waived in writing prior to the date of termination of employment shall be taken into account, (B) no portion of the Total Payments shall be taken into account which in the opinion of tax counsel selected in good faith by the Bank does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code, including (without limitation) by reason of Section 280G(b)(4)(A) of the Code, and (C) the value of any non-cash payment or benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Bank's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. Except as otherwise provided above, the foregoing calculations and determinations shall be made in good faith by the Bank and the Executive. If no agreement on the calculations is reached, then the Executive and the Bank will agree to the selection of an accounting firm to make the calculations. If no agreement can be reached regarding the selection of an accounting firm the Bank will select a prominent national accounting firm which has no current or recent business relationship with the Bank. The Bank shall pay all costs and expenses incurred in connection with any such calculations or determinations. Any calculations or determinations made in accordance with this
Section 18 shall be conclusive and binding on all parties.

        For purposes of this Section 18, the term "Excise Tax" shall mean any excise tax imposed under Section 4999 of the Code and/or any successor section thereto.

        19 . Arbitration of Disputes. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in accordance with the laws of the Commonwealth of Massachusetts by three arbitrators, one of whom shall be appointed by the Bank, one by the Executive and the third by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association in the City of Boston. Such arbitration shall be conducted in the City of Boston in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Section 19. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event that it shall be necessary or desirable for the Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any or all of the Executive's rights under this Agreement, the Bank shall pay (or the Executive shall be entitled to recover from the Bank, as the case may be) the Executive's reasonable attorneys' fees and other reasonable costs and expenses in connection with the enforcement of said rights (including the enforcement of any arbitration award in court) regardless of the final outcome, unless and to the extent the arbitrators shall determine that under the circumstances recovery by the Executive of all or a part of any such fees and costs and expenses would be unjust.

        20 . Assignment; Successors and Assigns, etc. Neither the Bank nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party and without such consent any attempted transfer or assignment shall be null and of no effect; provided, however, that the Bank may assign its rights under this Agreement without the consent of the Executive in the event the Bank shall hereafter effect a reorganization, consolidate with or merge into any other Person, or transfer all or substantially all of its properties or assets to any other Person. This Agreement shall inure to the benefit of and be binding upon the Bank and the Executive, its successors, executors, administrators, heirs and permitted assigns. In the event of the Executive's death prior to the completion by the Bank of all payments due him under this Agreement, the Bank shall continue such payments to the Executive's beneficiary designated in writing to the Bank prior to his death (or to his estate, if he fails to make such designation).

        21 . Enforceability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

        22 . Prior Agreements. This Agreement supersedes the Severance Agreement made as of September 27, 1995 by and between the Executive and the Bank. The Executive hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which he is a party or is bound, and that he is not now subject to any covenants against competition or similar covenants which would affect the performance of his obligations hereunder.

        23 . Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Executive at the last address the Executive has filed in writing with the Bank or, in the case of the Bank, at its main office, attention of the Board of Directors.

        24 . Amendment and Waiver. This Agreement may be amended or modified only by a written instrument signed by the Executive and by duly authorized representatives of the Bank. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

        25 . Governing Law. This Agreement shall be construed under and be governed in all respects by the substantive laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

        26 . Definition of "Person". For purposes of this Agreement, the term "Person" shall mean an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization.

        27 . Establishment of a Holding Company. The stockholders of the Bank have approved the formation of Ipswich Bancshares, Inc., a holding company for the Bank ("Holding Company Reorganization"). Once the Holding Company Reorganization is completed, the Company will be the sole stockholder of the Bank. Notwithstanding any other provision of this Agreement, the Holding Company Reorganization shall not constitute a Change in Control.

        IN WITNESS WHEREOF, the Company, the Bank and the Executive have executed this Agreement under seal as of the dates first above written.

ATTEST:                               IPSWICH SAVINGS BANK

______________________________        By:

                                               David L. Grey, President

[Seal]

WITNESS                               EXECUTIVE

------------------------------
                                          Francis Kenney

The undersigned hereby guarantees the
obligations of Ipswich Savings Bank under the foregoing agreement

IPSWICH BANCSHARES, INC.

By:

  David L. Grey, President